DEAN HELLER
Secretary of State

206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708

FILED #C28836-2004

OCT 22 2004

IN THE OFFICE OF
Dean Heller
DEAN HELLER, SECRETARY OF STATE

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	OptiCon Systems Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Legalzoom Nevada, Inc. (Name) 500 N. Rainbow Blvd. Ste. 300 A (Street Address), Las Vegas (City), NEVADA, 89107 (Zip Code) Optional Mailing Address: City, State, Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 250,000,000 Par value: $ 0.001 Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Sam Talari (Name) 9001 Airport Freeway, Suite 750 (Street Address), N. Richland Hills (City), TX (State), 76180 (Zip Code) 2. John Batton (Name) 9001 Airport Freeway, Suite 750 (Street Address), N. Richland Hills (City), TX (State), 76180 (Zip Code) 3. Steven Sellin (Name) 9001 Airport Freeway, Suite 750 (Street Address), N. Richland Hills (City), TX (State), 76180 (Zip Code)
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: Fiber Optics Management Systems
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	Malka Feershtein (Name), Signature: [signature] 7083 Hollywood Blvd., Suite 180 (Address), Los Angeles (City), CA (State), 90028 (Zip Code)
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company 10/21/04 Date

This form must be accompanied by appropriate fees. See attached fee schedule.